Exhibit 4.15

DEED OF UNDERTAKING
承诺契据

DATED JUNE 24, 2013
2013年6月24日

BY
由

BANGXIN ZHANG
张邦鑫

TO
向

TAL EDUCATION GROUP

出具

THIS DEED OF UNDERTAKING (the “Deed”) is dated June 24, 2013 and issued by:
本承诺契据（”契据”）于2013年6月24日由：

BANGXIN ZHANG, with PRC ID card number                                                       .
张邦鑫，中国身份证号：

To向

TAL EDUCATION GROUP, at 18/F, Hesheng Building 32 Zhongguancun Avenue, Haidian District, Beijing 100080, People’s Republic of China (the “Company”).

TAL EDUCATION GROUP，地址中国北京市海淀区中关村大街32号和盛嘉业大厦18层，100080（”公司”）出具。

THIS DEED WITNESSES THAT:
本契据证明：

1.                                      By signing this Deed, Bangxin Zhang hereby irrevocably covenants with and undertakes to the Company that:
通过签署本契据，张邦鑫特此不可撤销地向公司保证并承诺：

a.                                            As long as the shares in the Company Bangxin Zhang owns, whether legally or beneficially, and directly or indirectly (including shares held through Bangxin Zhang’s personal holding company Bright Unison Limited, or any other company, trust, nominee or agent, if any), represent more than 50% of the aggregate voting power of the then total issued and outstanding shares of the Company,
只要张邦鑫拥有的公司股份所代表的投票权超过公司当时全部已发行股份所代表的总投票权的50％，不论其是直接在法律上或间接最终拥有该等股份（包括通过张邦鑫的个人控股公司Bright Unison Limited或任何其他公司、信托、代名人或代理人，如果有的话，持有该等股份），

i.                                          Bangxin Zhang shall not and will not, directly or indirectly, (i) requisition or call any meeting of the Company’s shareholders for the purpose of removing or replacing any of the directors of the Company or appointing any new director of the Company, or (ii) propose any resolution at any meeting of the Company’s shareholders to remove or replace any of the directors of the Company or appoint any new director of the Company; and
张邦鑫不得且不会，直接或间接（i）为免去或更换任何公司董事或委任任何新的公司董事而要求或召集公司的股东会议，或（ii）在公司的股东会议上提议免去或更换任何公司董事或委任任何新的公司董事；并且

ii.                                       should any meeting of the Company’s shareholders be called by the board of directors or requisitioned or called by other shareholders of the Company for the purpose of removing or replacing any of the directors or appointing any new director, or if any resolution is proposed at any meeting of the Company’s shareholders to remove or replace any of the directors or appoint any new director, Bangxin Zhang shall not and will not, in his capacity as a shareholder of the Company, exercise his voting rights attaching to his shares in excess of 49% of the aggregate voting power of the then total issued and outstanding shares of the Company.
如果董事会或公司的其他股东召集或要求召开公司的股东会议拟免去或更换任何公司董事或委任任何新的公司董事，或者如果在任何公司的股东会议上出现任何提议拟免去或更换任何公司董事或委任任何新的公司董事，张邦鑫，作为公司的股东，不得且不会行使其拥有的超过公司当时全部已发行股份所代表的总投票权49％的投票权。

b.                                            Bangxin Zhang shall not and will not cast any votes he has as a director or shareholder (if applicable) on any resolutions or matters concerning enforcing, amending or otherwise relating this Deed being considered or voted upon by the board of directors or the shareholders, as the case may be.
在董事会或股东（视情况而定）就要求强制执行本契据、修改本契据或任何其他与本契据相关事宜进行商议或表决之时，张邦鑫不得且不会行使无论是作为董事还是股东（如适用）的任何投票权。

2.                                      This Deed shall apply to any and all periods during which Bangxin Zhang beneficially owns, whether directly or indirectly (including shares held through his personal holding company Bright Unison Limited), shares representing more than 50% of the aggregate voting power of the then total issued and outstanding shares of the Company.
在任何和所有期间如果张邦鑫拥有的公司股份所代表的投票权超过公司当时全部已发行股份所代表的总投票权的50％，不论其是直接在法律上或间接最终拥有该等股份（包括通过张邦鑫的个人控股公司Bright Unison Limited或任何其他公司、信托、代名人或代理人，如果有的话，持有该等股份），本契据均应适用。

3.                                      This Deed shall be irrevocable, whether in whole or in part.
本契据不得全部或部分被撤销。

4.                                      Bangxin Zhang acknowledges and agrees that the Company will be irreparably damaged in the event any of the provisions of this Deed are not performed by Bangxin Zhang in accordance with their specific terms or are otherwise breached.  Accordingly, Bangxin Zhang acknowledges and agrees that the Company shall be entitled to an injunction to prevent breaches of this Deed, and to specific enforcement of this Deed and its terms and provisions in accordance with Sections 6 and 7 hereof, in addition to any other remedy to which the Company may be entitled at law or in equity.
张邦鑫承认并同意，如果张邦鑫未能按照本契据条款的规定履行或存在其他违反契据的行为，公司将遭受不可挽回的损害。因此，张邦鑫承认并同意公司将

有权根据本契据第6条和第7条之规定，在公司根据法律或衡平法拥有的任何其他法律救济之外，获得禁令以防止对本契据的违反，有权要求实际履行本契据及其条款和规定。

5.                                      The parties acknowledge and agree that this Deed shall become effective immediately upon execution by the parties hereto, and no notifications, registration or filing to or with any person (including any government authority or regulatory body in the Cayman Islands, the PRC, the US, or elsewhere, or any shareholder or other person connected with the Company) is required.
双方承认并同意，本契据应在双方签署后立即生效，无须向任何人（包括在开曼群岛、中国、美国或其他任何地方的任何政府部门或监管机构，或与公司相关联的任何股东或其他人士）发出通知、进行登记或备案。

6.                                      This Deed shall be governed by and construed in accordance with the laws of Cayman Islands.
本契据应受开曼群岛法律管辖并应依其解释。

7.                                      Any dispute, controversy or claim arising out of, in connection with or relating to this Deed, including the interpretation, validity, invalidity, breach or termination thereof (the “Dispute”), shall be settled by arbitration.  The following shall apply in connection the dispute resolution:
任何本契据所产生的或与本契据有关的争议、纠纷或索赔，包括与其解释、效力，认定无效，违约或终止相关的争议、纠纷或索赔（“争议”），应通过仲裁解决。以下条款应适用于争议解决：

a.                                            The arbitration shall be submitted to the International Chamber of Commerce (the “ICC”) and conducted in Hong Kong Special Administrative Region of the PRC under the ICC Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with the said Rules. The number of arbitrators shall be three. The arbitration shall be conducted in the English language. The costs of arbitration shall be borne by the losing party, unless otherwise determined by the arbitration tribunal.
仲裁应当提交国际商会（”ICC”）在中华人民共和国香港特别行政区根据当时有效的国际商会仲裁规则进行仲裁。仲裁员的人数应为三名。仲裁应以英语进行。除非仲裁庭另有由决定，仲裁费用由败诉方承担。

b.                                            When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the parties hereto shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Deed.
当发生任何争议并且正在就任何争议进行仲裁时，除争议事项外，各方应继续履行各自在本契据项下的义务，并有权行使其在本契据项下的权利。

c.                                             The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to any court of competent jurisdictions for enforcement of such award.

仲裁裁决应具有终局性，对双方具有约束力，胜诉方可向任何有司法管辖区的法院申请强制执行该裁决。

d.                                            Regardless of the foregoing, each party hereto agrees that the other party hereto shall have the right, in addition to any other rights it may have, to seek specific performance and/or injunctive relief from any court of competent jurisdiction pending the foregoing.
尽管有上述规定，各方特此同意另一方应有权利，除了其可能拥有的任何其他权利外，在上述仲裁进行过程中从任何有管辖权的法院寻求实际履行和/或禁令救济。

8.                                      This Deed is written in English and Chinese.  Should there be any discrepancies between the English version and the Chinese version, the English version shall prevail.
本契据以英文和中文书就。如果中英文版本之间存在不一致之处，应以英文版本为准。

IN WITNESS WHEREOF this Deed has been duly executed as a deed by Bangxin Zhang and the Company and is intended to be and is hereby delivered on the day and year first above written.
兹证明，本契据已由张邦鑫和公司以契据形式正式签署，并特此在首页载明之日期交付。

SIGNED, SEALED AND DELIVERED as a deed by BANGXIN ZHANG 由张邦鑫 以契据形式签字、盖章并交付	) ) ) ) ) ) )	L.S.

/s/ Bangxin Zhang

in the presence of:
由以下签字人见证：

/s/ Conrad Yang

Name姓名: Conrad Yang杨强

Title职务: Secretary of the Board
Director of Strategy Investment
董事会秘书兼战略投资总监

EXECUTED AND DELIVERED as a deed by TAL EDUCATION GROUP 由TAL EDUCATION GROUP 以契据形式签署并交付	) ) ) ) ) ) )	L.S.

/s/ Joseph D. Kauffman

Authorized Representative授权代表

Name姓名: Joseph D. Kauffman

Title职务: Chief Financial Officer

in the presence of:
由以下签字人见证：

/s/ Conrad Yang

Name姓名: Conrad Yang杨强

Title职务: Secretary of the Board
Director of Strategy Investment
董事会秘书兼战略投资总监